UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 West Hill Street, Suite 400

Chicago, Illinois 60610

(Address of Principal Executive Offices) (Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on June 2, 2026, Verano Holdings Corp. (the “Company”) filed a Certificate of Change (the “Certificate of Change”) with the Secretary of State of the State of Nevada to effectuate a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, accompanied by a proportionate reduction in the number of authorized shares of common stock. The Reverse Stock Split became effective at 12:01 a.m. Pacific Time on June 11, 2026.

When the Reverse Stock Split became effective, every five shares of common stock issued were automatically reclassified and combined into one share of common stock, without any change in par value per share. As of June 10, 2026, the Company had 367,690,781 shares of common stock issued prior to the Reverse Stock Split, resulting in the number of issued shares of common stock following the Reverse Stock Split being approximately 73,918,135 shares (subject to adjustment for the rounding of fractional shares). In addition, pursuant to the Certificate of Change, a proportionate reduction was made to the Company’s authorized shares of common stock such that the number of authorized shares of common stock was reduced from 5,000,000,000 to 1,000,000,000.

The Company did not issue fractional post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. Stockholders who would otherwise have held a fractional share of the Company’s common stock following the Reverse Stock Split are expected to receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise have been entitled—multiplied by the closing sale price of the common stock on Cboe Canada, as adjusted for the Reverse Stock Split—on the trading day preceding the June 11, 2026 effective date. Each stockholder’s percentage ownership interest in the Company and proportional voting power remain unchanged as a result of the Reverse Stock Split, except for adjustments that result from fractional shares.

A proportionate adjustment has been made to the per share exercise or conversion price and the number of shares issuable upon the exercise of all outstanding stock options and restricted stock units and, in accordance with approval of the Company’s Board of Directors, the number of shares of common stock underlying such awards have been rounded down to the nearest full share; corresponding adjustments have been made to any other securities convertible into shares of common stock, in accordance with the respective terms thereof.

The Company’s common stock continues to trade on Cboe Canada under the existing trading symbol “VRNO” and will trade on the OTCQX under the trading symbol “VRNOD” for the next 20 business days to indicate the Reverse Stock Split. After 20 business days, the symbol will be changed back to “VRNO” on the OTCQX. The new CUSIP number for the Company’s common stock is 92339H200.

The foregoing description of the Certificate of Change does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Change, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The information contained in Item 5.03 of this report is incorporated herein by reference.

On June 11, 2026, the Company issued a press release announcing the completion of the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The information furnished under this item 8.01, including Exhibit 99.1 incorporated by reference herein, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Change (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 8, 2026 and incorporated herein by reference).
99.1	Press Release dated June 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2026	VERANO HOLDINGS CORP.

	By:	/s/ Laura Marie Kalesnik
	Name:	Laura Marie Kalesnik
	Title:	Chief Legal Officer, General Counsel and Secretary

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